Dated: April 3, 2012

Exhibit A.2
ASSET  PURCHASE  AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 3rd day of April, 2012, by and among DELTA SEABOARD, LLC, a Texas limited liability company ("Purchaser"), having its principal place of business in Houston, Harris County, Texas, ROBERT W. DERRICK, JR., a resident of Houston, Harris County, Texas (“Derrick”), RONALD D. BURLEIGH, a resident of Sunset, St. Landry Parish, Louisiana (“Burleigh”), AMERICAN INTERNATIONAL INDUSTRIES, INC., a Nevada corporation (“American”), DELTA SEABOARD WELL SERVICE, INC., a Texas corporation (“DSWSI” or “Seller”), and DELTA SEABOARD INTERNATIONAL , INC., a Nevada corporation ("DS International").  American and DS International are collectively referred to as the “Agreeing Parties”.

RECITALS

WHEREAS, American owns 32,859,935 shares common stock of DS International, representing 46.4% of the issued and outstanding shares of common stock of DS International;
WHEREAS, Derrick and Burleigh collectively own 31,925,832 shares of the common stock of DS International, representing 45.0% of the issued and outstanding shares of common stock of DS International (the “Derrick/Burleigh Shares”);
WHEREAS, 6,106,614 shares of common stock of DS International, representing 8.6% of the issued and outstanding shares of common stock of DS International, are owned by various third parties;
WHEREAS, DSWSI has historically been engaged in the business of providing oil field services to oil and natural gas producers, including work over services, plugging, abandonment and completion and recompletion services in a very competitive oil and gas industry (the “Business”) and has its principal place of business at 1212 West Sam Houston Parkway, North, Houston, Harris County, Texas, 77043 (the “DSWSI Place of Business”);
WHEREAS, Wintech Partners, LLC, a Louisiana corporation (“Wintech”) owns the real estate comprising the DSWSI Place of Business;
WHEREAS, Purchaser desires to buy, and the Seller desires to sell to Purchaser, certain items of tangible and intangible personal property, leasehold interests, intellectual property rights and proprietary information identified in Exhibit "A" attached hereto and made a part hereof of all purposes and described in Section 1.2 below (the “Assets”):
NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I.
Purchase and Sale of Assets
1.1           Sale of Assets.  Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign, and deliver to Purchaser, and Purchaser agrees to purchase from the Seller, the Assets described in Section 1.2 free and clear of all liens and encumbrances except as are specifically provided in this Agreement.  Agreeing Parties consent and join in this Agreement for purposes of the warranties, representations and indemnities contained herein.  Purchaser agrees to assume all presently existing liabilities relating to the Business, including trade payables, insurance premiums, professional fees, and the assets will be subject to such liens and encumbrances identified in Exhibit “B” attached hereto and made a part hereof for all purposes.  Burleigh and Derrick will provide Seller with Exhibit “B” representing a list all accounts payable known to Burleigh and Derrick to be assumed by Purchaser.
1.2           Identification of Assets.  The Assets shall consist of the items of tangible and intangible personal property, leasehold interests, contract rights, intellectual property rights and proprietary information described above, including that which is identified in Exhibit "A" attached hereto and made a part hereof of all purposes, described as follows:
(a) All rights in the trade name “Delta Seaboard Well Service”, “Delta Wellhead, Inc.”, “Delta Seaboard International, Inc.” and “Delta Pipe & Tube”.
(b) All leasehold interests in and to the DSWSI Place of Business and the place of business of Delta Wellhead, Inc. at 17601 IH 35, Lytle, Atascosa County, Texas, 78052 (the “DWI Place of Business”);
(c) All right, title and interest in the furniture, fixtures, equipment and furnishings located at the DSWSI Place of Business, the DWI Place of Business or otherwise used in connection with the Business;
(d) The exclusive right, title and interest in all of DSWSI’s records, information, and any other documents relating in any manner whatsoever to the past, current or prospective operations of the Business;
(e) All supplies, materials, inventory, and other personal property used in connection with the Business (which shall be maintained at customary levels through the Closing Date);
(f) The right to use the telephone numbers presently assigned to the Business, together with all directory listings, yellow page listings, other directory advertising (whether currently in use or on order), and any other rights or claims associated with such telephone numbers;
(g) The right to use any post office box or any other mailing address currently used in connection with the Business;
(h) All rights, titles and interests in any franchise agreements, service contracts, maintenance contracts, warranty agreements, software licensing agreements and similar operating agreements associated with the Business; and
(i) All permits, licenses, franchises, consents, authorities, special authorities, and other similar acts of any governmental body (federal, state or local) held by DSWSI or the Selling Parties for or in connection with the Business that may be lawfully assigned or transferred, subject to any action by such governmental body as that may be required in connection with such assignment or transfer.
1.3           Consideration.  As full payment for the sale of the Assets by Selling Parties to Purchaser, Purchaser shall pay to Seller the total sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), plus as additional consideration Derrick and Burleigh must surrender the Derrick/Burleigh Shares to  American, as consideration for American's consent to this transaction (the "Purchase Price").  Purchaser shall pay the amount of the Purchase Price to Selling Parties at Closing, payable as follows:
(a)           ONE MILLION, SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($1,600,000.00) payable by wire transfer at Closing (as hereinafter defined);
(b) Purchaser must execute and deliver a Promissory Note payable to the order of Selling Parties in the original principal amount of ONE MILLION FOUR HUNDERED THOUSAND AND NO/100 DOLLARS ($1,400,000.00), bearing interest at the annual rate of five percent (5%) and payable in sixty (60) monthly installments of interest only beginning on the first day of the month following Closing and continuing on the same day of each month for five years or the sooner sale of the DSWSI Place of Business (the “Note”), at which time the unpaid principal and accrued interest will be due and payable.  Payment of the Note will be personally guaranteed by Derrick and Burleigh.   Subject to Seller or Agreeing Parties obtaining the prior written consent of Texas Community Bank, N.A., or its successors and assigns, as the case may be, payment of the Note will also be secured by a second lien deed of trust on the 3.2 acres of land, described in Exhibit “C” attached hereto, comprising the DSWSI Place of Business (the “Subordinate Deed of Trust”), which is subordinate to the prior lien securing the payment of a real estate lien note in the original principal amount of $1,662,500.00 held for the benefit of Texas Community Bank.  The Subordinate Deed of Trust will contain a due on sale clause.  The form of the Note, Subordinate Deed of Trust and Personal Guarantee Agreement of Derrick and Burleigh will be attached hereto as Exhibits C-1, C-2 and C-3 respectively.
1.4           Purchaser’s Other Obligations.  Purchaser must surrender and deliver to American all of the Derrick/Burleigh Shares.
1.5           Seller’s/Agreeing Parties Other Obligations.  Within thirty (30) days of Closing, Seller and the Agreeing Parties must cause the Certificate of Formation, Articles of Incorporation or Charter to be amended to change the name of DS International to a name not similar to “Delta Seaboard International, Inc.” and the name of Seller will be changed to a name not similar to DSWSI.
1.6           Instruments of Transfer; Further Assurances.  In order to consummate the transactions contemplated hereby at the Closing, Seller Parties shall duly execute and deliver to Purchaser a completed General Conveyance, Transfer and Assignment which must be approved by the Agreeing Parties, in the form attached as Schedule "D" hereto ("General Conveyance, Transfer and Assignment"), covering all of the Assets.  At the Closing, and at all times thereafter as may be necessary, Seller and Agreeing Parties shall execute and deliver to Purchaser such other instruments of transfer as shall be necessary or appropriate to vest in Purchaser good and indefeasible title to the Assets and to comply with the purposes and intent of this Agreement.  Derrick and Burleigh, respectively, must duly execute and deliver to DS International completed stock powers sufficient to transfer good and indefeasible title to the Derrick/Burleigh Shares to the Agreeing Parties.
1.7           Liabilities.  Purchaser, Seller and Agreeing  Parties expressly agree that Purchaser assumes no liability of Seller hereunder except as otherwise specifically provided in Paragraph 1.1 above and identified in Exhibit “B” to this Agreement.

ARTICLE II.
Representations and Warranties
2.1           Representations and Warranties of Seller and Agreeing Parties.  Seller and Agreeing Parties, jointly and severally, represent and warrant to Purchaser that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Effective Time of Closing as if made on and as of that date:
(a)           Organization and Good Standing of Seller and Agreeing Parties.  American and DS International are each corporations duly organized, validly existing and in good standing under the laws of the State of Nevada and are duly qualified in each state or foreign country in which each respectively conducts businesses as presently conducted, including the State of Texas. DSWSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified in each state or foreign country in which it conducts business as presently conducted.  American, DS International and DSWSI each has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by such corporation, respectively, and to carry on its businesses as now conducted.
(b)           Consents, Authorizations and Binding Effect.
(1)           Seller and Agreeing Parties may execute, deliver and perform this Agreement without the necessity of any of the Seller obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations waivers and notices which have been obtained and are unconditional and are in full force and effect.
(2)           American, DS International and DSWSI have the corporate power to enter into this Agreement and to carry out their respective obligations hereunder.  This Agreement has been duly authorized, executed and delivered by the Seller and Agreeing Parties with any requisite shareholder consents and constitutes the legal, valid and binding obligation of the Seller and Agreeing Parties, enforceable against the Seller and Agreeing Parties, respectively, in accordance with its terms, except as may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.
(3)           The execution, delivery and performance of this Agreement by the Seller and Agreeing Parties do not and will not:
(i)           constitute a violation of the Articles of Incorporation or Certificates of Formation, as amended, or the Bylaws of any of the corporate Seller or Agreeing Parties;
(ii)           constitute a violation of any statute, judgment, order, decree or regulation or rule of any governmental authority applicable or relating to any of the Seller or Agreeing Parties or the Assets or the business of any of the Seller or Agreeing Parties, or
(iii)           conflict with, or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration under, any term or provision of any contract, agreement, lease, mortgage, deed of trust, commitment, license, franchise, permit, authorization or any other instrument or obligation to which Seller or either of the Agreeing Parties is a party or by which their respective assets are bound, or an event which without notice, lapse of time, or other, would result in any such conflict, breach, default or right.
(4)           Without limiting the foregoing, the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors and Shareholders of American, DS International and DSWSI without dissent.
(c)           Title to Assets. To the best of Seller or Agreeing Parties knowledge, DSWSI has good and marketable title to all of the Assets and interest in the Assets, whether real, personal, mixed, tangible, and intangible.  All of the Assets are free and clear of restrictions on or conditions to transfer or assignment, free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights-of-way, covenants, conditions or restrictions, other than liens, encumbrances or claims which will be released at Closing.
(d)           Compliance With Laws.  American, DS International and DSWSI have complied with, and are not in violation of any applicable federal, state, or local statutes, laws, or regulations affecting the operation of the Business.
(e)           Litigation.  To the best knowledge of Seller and Agreeing Parties, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Seller and Agreeing Parties, threatened against or affecting DSWSI or any of the Assets.  DSWSI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency or instrumentality.
(f)           Taxes.  To the best of Seller and Agreeing Parties knowledge, American, DS International and DSWSI have duly filed when due, including any extensions, all tax reports and returns in connection with their respective businesses, assets and employees, and have timely paid and discharged all tax obligations shown thereon.  Seller and Agreeing Parties have made available to Purchaser, to the extent requested by Purchaser, all tax reports and returns of American, DS International and DSWSI for all periods ending prior to the date hereof.
The phrase, as used in this Agreement, “To the best of Seller and Agreeing Parties knowledge" or any similar phrase shall be deemed to mean the reasonable knowledge of any of the Seller and Agreeing Parties or the principals of any of the Seller and Agreeing Parties,. The representations and warranties contained in Paragraph 2.1 shall survive the Closing.
Except for franchise taxes specifically disclosed to Purchaser in writing, Seller or Agreeing Parties have not received notice of any tax deficiency outstanding, proposed or assessed against or allocable to any of them, nor have any of them executed any waiver of any statute of limitations on the assessment or collection of any tax or executed or filed with the IRS or any other governmental authority any agreement now in effect extending the period for assessment or collection of any taxes against the Seller or Agreeing Parties.
There are no tax liens upon, pending against or, to the knowledge of Seller or Agreeing Parties, threatened against any of the Assets.  Consummation of the transactions contemplated will not result in the imposition or creation of any tax on the Assets, except for (1) tax obligations which remain the liability of the Seller or Agreeing Parties, or (2) which result from any tax election made by Purchaser after the Effective Time of Closing.
(g)           Adverse Claim.  The Seller or Agreeing Parties have not contracted with any third party to sell, lease, or transfer the Assets or any of them, and are not aware of any facts suggesting that any third party may have or assert any claim to any property of the Seller, including the Assets.
(h)           Full Disclosure.  None of the representations and warranties made by Seller or Agreeing Parties or made in any certificate or memorandum furnished or to be furnished by the Seller or Agreeing Parties or on behalf of the Agreeing Parties, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.
2.2           Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller and Agreeing Parties that the following are true and correct on and as of the date of this Agreement and will be true and correct through the Effective Time of Closing as if made on and as of that date:
(a)           Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas and is qualified to transact business and is in good standing in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted.  Purchaser has the corporate power and authority to own, lease or operate all properties and assets now owned, leased or operated by it and to carry on its businesses as now conducted.
(b)           Purchaser may execute, deliver and perform this Agreement without the necessity of Purchaser obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for such consents, approvals, authorizations, waivers and notices which have been obtained and are unconditional and are in full force and effect and such notices which have been given.
(c)           The execution, delivery and performance of this Agreement do not and will not:
(1)           constitute a violation of the Certificate of Formation or the Company Agreement of Purchaser;
(2)           constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to Purchaser, or
(3)           constitute a default under any contract to which Purchaser is a party.
(d)           This Agreement has been duly authorized, executed and delivered by Purchaser.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.
2.4           Derrick/Burleigh Representations.  Derrick and Burleigh, respectively, have good and marketable title to all of the Derrick/Burleigh Shares, free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, other than liens, encumbrances or claims which will be released at Closing.

ARTICLE III.
Provisions Prior To Closing
3.1           Risk of Loss.  All risk of loss arising out of fire and casualty and all liability to third parties arising out of operations of the Business prior to the Effective Time of Closing shall be that of DSWSI, and Purchaser shall have no obligations or liability in connection therewith.
3.2           Corporate Matters.  American, DS International and DSWSI must not affect any amendment to their respective Articles of Incorporation/Certificate of Formation or the Bylaws and shall not cause or permit the issuance of any additional shares of the capital stock or equity interests (or options, warrants or other rights to acquire capital stock or equity securities) of American, DS International or DSWSI prior to Closing.
3.3           Maintenance of Assets.  DSWSI shall use best efforts to operate and maintain, or cause to be operated and maintained, the Assets, in such a manner so that the representations and warranties of Selling Parties contained herein shall continue to be true and correct in all material respects on and as of the Effective Time of Closing as if made on and as of the Effective Time of Closing.
3.4           No Public Announcement.  The parties hereto shall not issue any press release or make any public statement regarding the transactions contemplated by this Agreement without obtaining the prior consent of the other parties, which consent shall not be unreasonably withheld, except as may be required by the Securities Exchange Commission.
3.5           Payment of Liabilities.   DSWSI shall pay or otherwise satisfy in the ordinary course all of their respective trade payables and shall fully pay or otherwise satisfy all other claims or liabilities relating to the Assets or the Business incurred through the Effective Time of Closing.  American, DS International and DSWSI, jointly and severally, agree to and hereby indemnify and hold Purchaser harmless from and against all claims, losses, demands, damages, liabilities, losses, attorney fees, costs and expenses resulting from or relating to trade payables or other amounts due or claimed to be due by American, DS International or DSWSI or otherwise incurred in the operation of the Business except as may be otherwise specifically provided in this Agreement  and disclosed in Exhibit “B” prior to the Effective Time of Closing.  DSWSI  shall pay when due any sales, transfer or similar taxes which may become applicable with respect to the sale of the Assets to Purchaser as contemplated by this Agreement.

ARTICLE IV.
Closing Date and Termination of Agreement
4.1           Closing Date.
(a)           Subject to the right of (1) Seller or Agreeing Parties and (2) Purchaser to terminate this Agreement pursuant to Section 4.2 hereof, the closing for the consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by Seller and Purchaser, take place at the offices of Purchaser in Houston, Harris County, Texas, at 10:00 o'clock A.M., CDT time, on March 30, 2012, or such other date as the parties may agree upon (the "Closing Date").
(b)           For all purposes hereof, the term "the Effective Time of Closing" shall occur upon the delivery to Purchaser of the General Conveyance, Transfer and Assignment and other operative documents as contemplated herein on the Closing Date.
4.2           Termination of Agreement.  This Agreement may, by written notice given at or prior to Closing in the manner hereinafter provided, be terminated or abandoned in the event that the Effective Time of Closing shall not have occurred before April 1, 2012, by Seller or by Purchaser.

ARTICLE V.
Indemnification
5.1           Purchaser's Indemnity Against Claims.  Purchaser hereby agrees to indemnify and hold the Seller and Agreeing Parties harmless from and against the following:
(a)           any and all losses, damages, claims, costs and expenses incurred by the Seller or Agreeing Parties of any nature, incurred or suffered by Seller or Agreeing Parties by reason of the failure of Purchaser to duly perform the covenants and obligations which are agreed to be performed pursuant to the provisions of this Agreement;
(b)           any and all liabilities, losses, damages, claims, costs and expenses of the Seller or Agreeing Parties resulting from any misrepresentation or breach of warranty on the part of Purchaser contained in this Agreement or in any certificate, declaration or other document furnished pursuant to this Agreement or in connection with the transactions contemplated hereby; and
(c)           any and all actions, suits, proceedings, demands, assessments or judgments, incident to any of the foregoing.
5.2           Seller/Agreeing Parties’ Indemnity Against Claims.  Seller is selling the Assets on an “AS IS, WHERE IS” basis.  Seller and Agreeing Parties hereby agree to indemnify and hold Purchaser harmless from and against the following:
(a)           any and all losses, damages, claims, costs and expenses incurred by Purchaser of any nature, incurred or suffered by Purchaser by reason of the failure of Seller or Agreeing Parties to duly perform the covenants and obligations which are assumed or agreed to be performed pursuant to the provisions of this Agreement;
(b)           any and all liabilities, losses, damages, claims, costs and expenses of Purchaser resulting from any breach of warranty or misrepresentation on the part of Seller or Agreeing Parties contained in this Agreement or in any certificate, declaration or other documents furnished pursuant to this Agreement or in connection with the transactions contemplated hereby; and
(c)           any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable attorneys' fees) incident to any of the foregoing.

ARTICLE VI.
Miscellaneous
6.1           Further Actions.  From time to time, as and when requested by Purchaser, Seller and Agreeing Parties shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to transfer, assign and deliver to Purchaser or its permitted assigns the Assets (or to evidence the foregoing) and to consummate and to effect the other transactions expressly required to be performed by Selling Parties hereunder.
6.2           No Broker.  The Seller and Purchaser represent and warrant to the other that they have no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement.  Each of (a) the Seller, (b) Agreeing Parties and (c) Purchaser agree to indemnify the other against, and to hold the other harmless from, at all times after the date hereof, any and all liabilities and expenses (including, without limitation, legal fees) resulting from, related to or arising out of any claim by any person for brokerage commissions or finder's fees, or rights to similar compensation, on account of services purportedly rendered on behalf of the Seller or Purchaser, as the case may be, in connection with this Agreement or the transactions contemplated hereby.
6.3           Expenses.  Except as otherwise specifically agreed in writing herein, the Seller, Agreeing Parties and Purchaser shall each bear their own legal fees, accounting fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder.  Until Closing, but not after April 1, 2012, DSWSI will continue monthly payments for the management fee to American in the amount of $10,000.00 each.  American waives accounting and auditing fees paid by DSWSI until April 1, 2012, at which time this Agreement will become null and void if the Closing has not occurred.
6.4           Nature and Survival of Representations.  All representations and warranties and agreements made by the Seller, Agreeing Parties or Purchaser in this Agreement or pursuant hereto shall survive the Closing of the sale of Assets hereunder and any investigation at any time made by or on behalf of Purchaser or Seller.
6.5           Notices.  Any and all notices, elections, demands, or requests permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, demand or request and shall be delivered personally or sent by registered, certified or express United States Mail, postage prepaid, to the other party at the address set forth below or to such other party at such other address within the continental United States of America as may have theretofore been designated in writing.  The date of receipt of such notice, election, demand or request shall be deemed the earlier of (i) the date of actual receipt of such notice, election, demand or request, (ii) three (3) days after the date of mailing thereof by registered or certified mail, (iii) two (2) days after the date of mailing thereof by express mail, or (iv) the date of personal delivery thereof, if applicable.

If to Seller or Agreeing Parties:                                                                American International Industries, Inc.
Delta Seaboard International, Inc.
Delta Seaboard Well Service, Inc.
c/o Mr. Daniel Dror
601 Cien Street, Suite 235
Kemah, Texas 77565

with copy to:                                                      Mr. Ted Schultz
11 Greenway Plaza, Suite 2820
Houston, Texas 77046-1173

If to Purchaser:                                                                Delta Seaboard, LLC
Robert W. Derrick, Jr.
Ronald D. Burleigh
212 W. Sam Houston Parkway North
Houston, Texas 77043

with copy to:                                                      Mr. George M. Kuhn, Jr.
1001 West Loop South, Suite 700
Houston, Texas 77027

6.6           Assignment.  This Agreement shall not be assignable otherwise than by operation of law by any party without the prior written consent of the other parties, and any purported assignment by any party without the prior written consent of the other parties shall be void.
6.7           Modification.  Except as otherwise noted herein, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and there are no agreements, warranties or representations which are not set forth herein.  This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of all parties hereto.
6.8           Governing Law.  This Agreement is executed and performable in Harris County, Texas.  The parties expressly agree that this Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Texas, and exclusive venue for all claims and causes of action for enforcement or interpretation of this Agreement shall be subject to binding arbitration to be held in accordance with the rules and regulations of the American Arbitration Association in Harris County, Texas.
6.9           Binding Effect.  This Agreement shall be binding upon the parties and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by any party hereto except with the prior written consent of all other parties.
6.10           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.
6.11           Headings.  The headings in this Agreement are for convenience and reference only and shall not be deemed to alter or affect any provision hereof.
6.12           Severability.  If any provision of any part of this Agreement or the application thereof to any party hereto or in any circumstance shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement or of such provision, as well as the application of such circumstances shall not be affected thereby but rather shall be governed to the strictest extent permitted by law.
6.13           Time.  Time is of the essence of this Agreement.
6.14           Cost of Litigation.  If any legal action or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement or the transactions contemplated hereby, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in connection with such action or proceeding, in addition to any other relief to which it or they may be entitled.
6.15           Incorporation of Exhibits.  All schedules or exhibits to this Agreement are hereby incorporated into the Agreement and are expressly made a part hereof.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.
PURCHASER:

DELTA SEABOARD, LLC
By: /s/ Robert W. Derrick, Jr., President

SELLER:

DELTA SEABOARD WELL SERVICES, INC.
By: /s/ Daniel Dror, CEO

AGREEING PARTIES:
AMERICAN INTERNATIONAL
INDUSTRIES, INC.
By /s/ Daniel Dror, Chairman/CEO

DELTA SEABOARD INTERNATIONAL, INC.
By: /s/ Daniel Dror, CEO/President

/s/ Robert  W. Derrick, Jr., Individually

/s/ Ronald D. Burleigh, Individually